U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 20, 2007

TRANSAX INTERNATIONAL LIMITED

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(Exact Name of Small Business Issuer as Specified in its Charter)

COLORADO

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(State or other Jurisdiction as Specified in Charter)

00-27845	84-1304106
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(Commission file number)	(I.R.S. Employer Identification No.)

5201 Blue Lagoon Drive, 8th Floor

Miami, FL, 33126

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(Address of Principal Executive Offices)

305-629-3090

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(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On approximately January 19, 2007, the Board of Directors of Transax International Limited, a Colorado corporation (the “Company’) announced the execution of a letter of intent with Gaestao e Processamento de Informacoes de Saude Ltda., the wholly-owned subsidiary of Companhia Brasileira de Meios de Pagamento, which is the leading credit card payment processor in Brazil (the “Letter of Intent”), to sell all of the total issued and outstanding shares of the Company’s wholly-owned subsidiary, Medlink Conectividade em Saude Ltda and related intellectual property held by the Company’s wholly-owned subsidiary Medlink Technologies Inc.

In connection with the Letter of Intent, on February 14, 2007, the Company entered into a standstill agreement (the “Cornell Standstill Agreement”) with Cornell Capital Partners, LP, its Series A Preferred shareholder (“Cornell”). In accordance with the terms and provisions of the Cornell Standstill Agreement: (i) the Company shall have the right to redeem the 1,600 shares of Series A Preferred Stock held of record by Cornell at a redemption price of $1,600,000 plus a redemption premium of 15% until April 30, 2007; and (ii) Cornell agrees that until April 30, 2007, Cornell will not convert, sell, assign or transfer any of the 1,600,000 shares of its Series A Preferred Stock held of record nor the warrant issued by the Company to Cornell to acquire 5,000,000 shares of the Company’s common stock.

In connection with the Letter of Intent, on February 14, 2007, the Company entered into a standstill agreement (the “Grimes Standstill Agreement”) with Scott and Heather Grimes (“Grimes”), joint tenants of a $225,000 convertible debenture (the “Convertible Debenture”). In accordance with the terms and provisions of the Grimes Standstill Agreement: (i) the Company shall have the right to redeem the Convertible Debenture at a redemption price of $225,000, plus accumulated interest of 5% per annum on the balance of the unpaid principal and a redemption premium of 20% until April 30, 2007; and (ii) Grimes agrees that until April 30, 2007, Grimes will not convert, sell, assign or transfer the Convertible Debenture nor the 400,000 warrants to purchase 400,000 shares of the Company’s common stock.

Under the respective terms of the Cornell Standstill Agreement and the Grimes Standstill Agreement, and subject to the conditions specified therein, Cornell and Grimes have agreed that they will not convert or sell any of their holdings during the standstill period, which extends until April 30, 2007. As a result of the Cornell Standstill Agreement and the Grimes Standstill Agreement, the Company has committed to a full repayment of the $1.6 million equity investment along with the redemption premium to Cornell as well as a similar arrangement for the $225,000 convertible debenture to Scott and Heather Grimes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Standstill Agreement between Transax International Limited and Cornell Capital Partners LP dated February 14, 2007

10.2	Standstill Agreement between Transax International Limited and Scott & Heather Grimes dated February 14, 2007

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Transax International Limited

Date: February 20, 2007	By:	/s/ Stephen Walters
Stephen Walters
President and Chief Executive Officer